Exhibit 10.28

2012 BASE QUANTITY AMENDMENT NO.1

THIS 2012 BASE QUANTITY AMENDMENT NO.1 is made and entered into as of January 1, 2012 (the “Effective Date”) by and between Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU”), each a Kentucky corporation, and Armstrong Coal Company, Inc. (“Armstrong”), a Delaware corporation.

WHEREAS, KU and Armstrong entered into that certain Coal Supply Agreement K11002 dated July 22, 2010 (“CSA K11002”) and KU, LG&E and Armstrong entered into that certain Coal Supply Agreement J12004 dated January 1, 2012 (“CSA J12004” and collectively with CSA K11002, the “Contracts”).

WHEREAS, KU, LG&E and Armstrong desire to amend the Contracts to assign a to be determined volume of coal of up to 100,000 tons during 2012, from CSA J12004 to CSA K11002.

NOW, THEREFORE, in consideration of the recitals and mutual covenants herein and for other good and valuable consideration, KU, LG&E and Armstrong hereby agree that Contracts shall each be amended as follows:

1.	Base Quantity Amendments. During 2012, KU may make one or more elections to purchase, at its option, and Armstrong shall deliver, up to an aggregate of 100,000 additional tons of coal under CSA K11002 during calendar year 2012 (the “2012 Additional Tons”) above the original CSA K11002 2012 Base Quantity of 200,000 tons. Such 2012 Additional Tons, when and as ordered shall (a) constitute an addition to the original 2012 Base Quantity of 200,000 tons under CSA K11002 and (b) reduce, on a ton-for-ton basis, the original 2012 Base Quantity of 500,000 tons under CSA J12004.

2.	Pricing. The price to be paid for the 2012 Additional Tons will be the price in effect under CSA K11002 at the time deliveries were made.

3.	Confirmation. For avoidance of doubt, during January 2013, that parties shall prepare a writing which states, in summary fashion, (a) the final amount of 2012 Additional Tons actually implemented during 2012 and (b) the final adjusted 2012 Base Quantities utilitzed under CSA K11002 and CSA J12004.

4.	Status of Contracts. As amended hereby, each Contract is hereby ratified and confirmed and shall continue in effect.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this 2012 Base Quantity Amendment on the day and year below written, but intending to be bound and effective as of the day and year first set forth above.

KENTUCKY UTILITIES COMPANY		ARMSTRONG COAL COMPANY, INC.

By:	/s/ David S. Sinclair	By:	/s/ Martin D. Wilson

Name:	David S. Sinclair	Name:	Martin D. Wilson

Title:	VP, Energy Marketing	Title:	President

Date:	5-10-12	Date:	5/1/12

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ David S. Sinclair

Name:	David S. Sinclair

Title:	VP, Energy Marketing

Date:	5-10-12

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